Exhibit 10.15

Principles
The Horizon Fuel Cell group of companies (Horizon) and HYZON Motors Inc. (HYZON) hereby outline the arrangements under which fuel cell stacks and systems will be supplied to HYZON by Horizon entities.
The following principles of cooperation provide the foundation for commercial contracting that will follow the Framework Supply Agreement terms stated on the following pages:
Horizon is an established company manufacturing fuel cells of various sizes and power capacities, with a strong focus on automotive fuel cell systems.
HYZON is a majority-owned subsidiary of Horizon at the time of establishing this agreement, but the Horizon ownership of HYZON is not intended to shape the nature of this agreement, which describes commercial arrangements intended to function on an arm’s length basis.
The formal contract to be established is intended to protect both parties’ interests in developing the market for automotive fuel cells developed by the two Parties, and in the early stages of HYZON operations, it is expected that Horizon will supply fuel cells and integrated systems, and certain related services, to enable HYZON to validate the technology in their target markets.
In the longer term, there may be cases where HYZON chooses to purchase fuel cells, systems or sub-assemblies from Horizon under terms to be agreed, regard less of HYZON ability to manufacture similar systems.
The Parties acknowledge that HYZON plan to manufacture their own fuel cells in the future, focused on mobility applications, and separate agreements govern ownership of and access to relevant intellectual property and access to markets.
The Parties agree to act in good faith collaborating to optimize supply chains and supply arrangements on parts and components within the fuel cell systems or the broader vehicle electric drive systems.
Fundamental Terms of Supply Cooperation:
1) Horizon agrees to supply to HYZON to the best of its ability at all times;
2) Horizon agrees to treat HYZON as preferred export customer for Horizon China-based manufacturing capabilities;
3) HYZON to enjoy competitive prices and commercial terms for comparable products and materials;
4) HYZON to uphold reasonable commercial payment arrangements, and be held to account for such;
5) Horizon to report monthly production capacity to HYZON, who in return must report monthly sales forecasts for equipment to be purchased from Horizon;
6) The Parties will exchange information in good faith on lead times for materials, parts and components, and establish a suitable set of production lead-times by product type and specification;
7) The Parties will specifically seek out opportunities to optimise the supply of equipment and materials within systems manufactured by Horizon, and also within parts and sub-assemblies that may be procured by Horizon on behalf of HYZON;
8) At all times, the commercial arrangements between the Parties should represent highly competitive performance and price characteristics by market standards, and if HYZON is disadvantaged in the market conducting business on the terms herein, Horizon agrees to revisit the agreement in good faith to seek outcomes consistent with the intent of the Parties.
Framework Supply Contract Template
The following Framework Supply Contract is provided as a commercial contracting template for the supply of goods from Horizon to HYZON and HYZON’s regional subsidiary companies. As appropriate order specific contracts can be prepared from this template with product specification and order pricing specified on an order by order basis.

This Framework Supply Contract Template is agreed on 7th January 2021
Between Jiangsu Horizon New Energy Technologies Co. Ltd. of Rm 302-309, 3F, Building A. Huada Road, New Environmentally Materials Industrial Park, Jingang Town, Zhangjiagang City, Jiangsu, China (Seller)
and Hyzon Motors Inc of 10 Carriage Street, Building C, Honeoye Falls, NY 14472 USA (Buyer)
1. Definitions and interpretation
1.1 In this Contract, unless and to the extent the context otherwise requires or indicates:
Business Day means any day other than a Saturday or Sunday or a public holiday the Jurisdiction.
Confidential Information means all information which is confidential in nature and is disclosed by the Seller to the Buyer at any time in connection with the Contract, and includes the Design Documents.
Consequential Loss includes loss of revenue, loss of profit, loss of use, loss of business opportunity or contract, loss of goodwill, business interruption, and any indirect or consequential loss however caused or arising, whether under contract (including under an indemnity), in tort (including negligence), under statute (to the extent permitted by law), in equity or otherwise and even if that loss was in the contemplation of the Parties at the time of entering into the Contract.
Contract means this contract between the Seller and the Buyer constituted by:
(a) these terms; and
(b) the Schedules.
Date for Delivery means the date or dates specified in Item 3 on or by which The Seller must deliver Goods to the Delivery Location.
Date of Delivery means the date on which the Seller delivers to the Buyer the last of the Goods to be supplied under the Contract.
Delivery Location means the location specified in Item 4 to which the Seller must deliver the Goods.
Design Documents means the drawings, specifications, detailed engineering documentation, plans and like created by the Seller for the Goods.
Goods means the goods to be supplied by the Seller under the Contract, as more particularly described in Item 1 and Schedule 3.
Government Authority means any national, state, local, regional, territorial or municipal government, ministry, governmental department, commission, board, bureau, agency, instrumentality, executive, legislative, judicial or administrative body, having jurisdiction over the Parties or the Goods.
Insolvency Event means, in respect of a Party, that the Party becomes insolvent, commits an act of bankruptcy or, being a company, a liquidator, provisional liquidator, receiver, receiver and manager, administrator or official manager is appointed in respect of the Party, a mortgagee goes into possession of the Party’s assets or business, an application is made to appoint a liquidator or to have the company wound up, the Party is made subject to the supervision of a court or enters into a scheme of arrangement with its creditors, or if anything analogous occurs in respect of the Party.

Intellectual Property Right means any invention, patent, design (whether registered or not), trademark, trade name, copyright, trade secret, know-how, proprietary information or other protected right. All Intellectual Property Rights between the Parties to be agreed under a separate contract.
Item means an item in the Contract Particulars.
Jurisdiction means the jurisdiction specified in Item 5.
Party means the Buyer or the Seller as the context requires, and Parties means both of them. Price means the amount specified in or to be calculated in accordance with the Pricing Schedule. Pricing Schedule means the pricing schedule set out in Schedule 2.
Service Location means the location specified in Item 8.
Warranty Period means the period of 1 year commencing from the Date of Delivery of the Goods (or such other period specified in Item 6).
1.2 In the Contract, unless the context otherwise requires: (a) references to:
(i) persons include companies, associations, firms, authorities and bodies corporate;
(ii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as amended from time to time;
(b) to the extent any of the documents constituting the Contract are written (in whole or in part) in a language other than English and there is any inconsistency between the words in English and the words in the other language, the words in English prevails;
(c) the singular includes the plural and the other way around;
(d) headings do not affect the meaning of the Contract;
(e) if a word or phrase is defined, any variation of that word or phrase has the same meaning to the extent possible;
(f) if anything to be done under the Contract falls on a day which is not a Business Day, then it must be done on the next Business Day;
(g) no provision of the Contract must be construed adversely to a party solely on the ground that the party was responsible for the preparation of the Contract or that provision; and
(h) where examples of a general term are given (whether or not using words such as
‘includes’ or ‘including’), the use of the examples does not limit what else may be included.
1.3 If either Party discovers any ambiguity, inconsistency, error or discrepancy in any document constituting the Contract, the Seller will direct the interpretation which the Parties must follow.
2. Supply of Goods
2.1 The Seller must supply the Goods in accordance with the terms of the Contract.
2.2 The Buyer must pay the Seller the Price in consideration for the Seller supplying the Goods in accordance with the Contract.
3. Standard of performance
3.1 The Seller warrants that the Goods:
(a) are free from manufacturing defects;
(b) will perform as stipulated in Schedule 3 if installed, maintained and operated in accordance with supplied operation and maintenance instructions; and
(c) when delivered to the Delivery Location will be of merchantable quality and, unless otherwise specified in the Contract, new.

4. Delivery
4.1 The Seller must deliver the Goods to the Delivery Location by the Date for Delivery.
4.2 The Seller reserves the right to make deliveries of the Goods by instalments, in which case clause 6 applies to each instalment as if it was the subject of a separate contract.
5. Title and risk
5.1 The Seller is responsible for the care of the Goods up to the time of delivery of the Goods to the Delivery Location.
5.2 Risk in the Goods:
(a) remains with the Seller until delivery to the Delivery Location; and
(b) passes to the Buyer upon delivery, at which time the Buyer assumes all risk of loss and damage to the Goods, including any loss or damage suffered in the course of unloading the Goods.
5.3 Title to any and all Goods supplied by the Seller will remain with the Seller, and no legal or equitable interest or property in the Goods whatsoever will pass to the Buyer, until the Buyer has paid the full Price for the Goods.
5.4 Title to the Goods will remain with the Seller in accordance with clause 5.3 even if the Buyer has possession of the Goods.
5.5 Until title in the Goods passes to the Buyer, the Buyer must: (a) refrain from encumbering the Goods;
(b) store, mark and keep appropriate records for the Goods so that they can at all times be identified and distinguished as the property of the Seller, and in particular must refrain from mixing the Goods with any Goods owned by the Buyer or any other person;
(c) not dispose of the Goods; and
(d) allow the Seller full and free access to the Buyer’s premises where the Goods are located to retake possession of such Goods if the Buyer is in any way in breach of the Contract.
5.6 The Buyer indemnifies the Seller against any claim, action, damage, loss, liability, cost, expense or payment which the Seller suffers, incurs or is liable for in respect of the Seller’s exercise of its rights under clause 5.5(d).
6. Price and Payment
6.1 The Buyer will pay the Seller the Price in accordance with the Pricing Schedule.
6.2 The Seller is entitled to issue invoices progressively at the times and for the amounts specified in the Payment Schedule.
6.3 Unless otherwise agreed in writing by the Seller, the Buyer must pay all invoices within 30 days after the date the Seller issues the invoice.
6.4 Time for payment is of the essence of the Contract.
6.5 If the Buyer does not pay an invoice by the date due: (a) interest will accrue on the unpaid amount:
(i) from the date on which payment was due until the date on which the invoice is paid in full;
(ii) at the rate of 10% per annum;
(iii) on a daily basis, and be payable on demand; and
(b) in addition to any other rights it may have, the Seller may suspend delivery of all Goods until payment is made.

7. Warranty Period
7.1 Subject to clause 7.2, the Seller is responsible during the Warranty Period to repair or replace any Goods which do not comply with clause 3.1 (a) or clause 3. 1(b) .
7.2 The Seller is not responsible for:
(a) any defect in the Goods to the extent that the defect was caused or contributed to by:
(i) failure to operate or maintain the Goods in accordance with the operating and maintenance instructions provided by the Seller, or as otherwise notified in writing from time to time;
(ii) fair wear and tear;
(b) system faults, failure or damage to the Goods caused or contributed to by:
(i) operator error;
(ii) third party equipment connected to the Goods or operating in the vicinity of the Goods; or
(iii) changes to the operating environment specified in the Contract in which the Buyer operates or uses the Goods;
(iv) unauthorised changes or modifications to the Goods or adaptations of the Goods; (v) repairs or attempts to repair the Goods by untrained or unauthorised personnel; (vi) act of God, storm, fire, wind, flood or water inundation or from an external source;
(vii) weathering, bleaching, fading, discolouration of coated surfaces due to exposure to weather, acid, salt or chemicals; and
(c) consumable and maintenance items, including air and fuel filters, fuses, fans, pumps and sacrificial fuel lines.
7.3 The Buyer may give notice to the Seller at the address specified in Item 7 if at any time prior to the expiry of the Warranty Period the Buyer identifies any defect in the Goods.
7.4 The Buyer must provide the Seller with any information and supporting documentation reasonably required by the Seller to enable the Seller to assess the claim.
7.5 The Seller will assess the warranty claim upon receipt of the information and documentation provided pursuant to clause 7.4, and if the Seller is satisfied (acting reasonably) that the Goods in question do not comply with clause 3.1 (a) or clause 3.1 (b) the Seller will:
(a) in its absolute discretion either repair or replace the Goods; and
(b) subject to clause 7.6, meet the costs of and incidental to repairing or replacing the Goods (including any packing, freight, disassembly and reassembly costs).
7.6 Unless otherwise agreed with the Seller, the Buyer must return the Goods to the Service Location, at the Buyer’s cost, to enable the Seller to repair or replace the Goods in accordance with this clause.
8. Confidentiality
8.1 The Buyer:
(a) may use Confidential Information only for the purposes of the Contract; and
(b) must keep confidential, and ensure that its personnel keep confidential, all Confidential Information unless the Confidential Information:
(i) was in the possession of the Buyer prior to the date of the Contract;
(ii) becomes generally available to the public or is in the public domain other than by the fault of the Buyer;
(iii) is required to be produced by any Legislation or order of a court; or
(iv) was obtained from a third party.

9. Approvals
9.1 The Buyer must obtain all approvals, authorities, licences and permits which are required from any Government Authority for the lawful use of the Goods.
9.2 The Seller must, where required by the Buyer, provide reasonable and necessary assistance to the Buyer in order to assist the Buyer to apply for and obtain any approvals for which the Buyer is responsible.
10. Customs clearance and import duty
10.1 The Party specified in Item 9 is responsible for all customs, import and export clearances in respect of the Goods, and must comply with all applicable Legislation in relation to international trade.
10.2 The Price does not include any import duties or other charges levied as a result of the importation of the Goods.
10.3 The Buyer is responsible to pay all import duties or other charges levied as a result of the importation of the Goods.
11. Termination
11.1 If a Party considers that the other Party (Defaulting Party) is in breach of this Contract, the Party may give the Defaulting Party a notice of default specifying the breach and the date by which the breach must be remedied (which must be a period of at least seven days from the date of the notice).
11.2 If the Defaulting Party fails to remedy the default within the date specified in the notice of default, the Party may terminate this Contract by giving notice to the Defaulting Party.
11 .3 To the extent permitted by law, a Party may terminate the Contract with immediate effect by giving notice to the other Party if an Insolvency Event exists in relation to the other Party.
11.4 Termination of the Contract does not affect:
(a) any rights of the parties which may have accrued before the termination;
(b) the rights and obligations of the parties under any clause of the Contract which expressly or by implication are intended to continue after the termination; and
(c) any other rights, powers or remedies provided by law.
11.5 The Seller is entitled to be paid for all Goods delivered prior to the date of termination of the Contract.
12. Dispute resolution
12.1 If a dispute arises out of or in connection with this Contract, then a party may give a notice of dispute to the other party.
12.2 The parties must confer in an endeavour to settle the dispute.
12.3 If the parties are unable to resolve the dispute within 30 days of the receipt of the notice of dispute (or such longer period agreed in writing between the Parties) then:
(a) either party may refer the dispute to be finally resolved by arbitration in accordance with, and subject to, the Resolution Institute Arbitration Rules in force at that time;
(b) the arbitral tribunal will consist of one arbitrator;
(c) if within 14 days after the dispute is referred to arbitration the parties have not agreed upon an arbitrator, the arbitrator is to be nominated by the Chair of the Resolution Institute; and
(d) the seat of the arbitration will be the place nominated in Item 11 , and the language in the arbitration will be English.

12.4 Notwithstanding the existence of a dispute, the parties must continue to perform their obligations under this Contract.
12.5 Nothing in this clause 12, prevents a party from seeking urgent relief in a court of competent jurisdiction.
13. Governing law
13.1 The law of the Jurisdiction applies to the Contract, and the parties submit to the non-exclusive jurisdiction of the Courts in the Jurisdiction.
14. Notices
14.1 A notice, demand, consent, approval or communication under the Contract must be: (a) in writing; (b) signed by a person duly authorised by the sender; and
(c) hand delivered, sent by prepaid post or electronic mail to the recipient’s address for notices specified in Item 10 or the last notified address of the recipient.
14.2 A notice, demand, consent, approval or communication given under the Contract is, unless the contrary is proven, deemed given:
(a) if delivered by hand, upon delivery to the addressee;
(b) if sent by post, on the third (or seventh if posted from and/or to a place outside Australia) Business Day after the day of posting; or
(c) if sent by email:
(i) before 5:00pm on a Business Day, on that day; or
(ii) at or after 5:00pm on a Business Day, or at any time on a day that is not a Business Day, on the first Business Day after the day it is sent, provided that the sender of the email does not receive a delivery failure notification nor an automated rejection of receipt notice from the intended recipient of the email.
15. Liability
15.1 Neither Party is liable to the other for Consequential Loss suffered by the other Party arising out of or in connection with the Goods or the Contract.
15.2 The aggregate liability of the Seller arising out of or in connection with the Contract, whether in contract, tort (including negligence), under statute (to the extent permitted by law) or in equity, is the amount specified in Item 12.
15.3 The Buyer is liable for all costs incurred by the Seller, and will indemnify the Seller against any loss, liability, charge, expense, outgoing or payment which the Seller suffers, incurs or is liable for arising out of in respect of any breach of the Contract by the Buyer.
16. General
16.1 Any part of the Contract which is unenforceable may be severed from the Contract and the remaining provisions of the Contract will continue in force.
16.2 None of the terms of the Contract may be varied, waived, discharged or released, except with the prior written consent by the Seller.
16.3 A failure to exercise or delay in exercising any right, power or privilege by any party will not operate as a waiver of that right, power or privilege.
16.4 The rights and obligations contained in clauses 3 (Standard of performance), 5 (Title and risk), 8 (Confidentiality), 11 (Termination), 12 (Dispute Resolution) and 15 (Liability) survive termination of the Contract.

Signed as an agreement:
Signed for and on behalf of the Seller
(Horizon) by its duly authorised
representative:
Signature of Director
name
Signed for and on behalf of the Buyer
(HVZON) by its duly authorized
representative:
Signature of Director
Craig M. Knight
Name CEO

SCHEDULE 1 CONTRACT PARTICULARS
Item 1 Goods Description of Goods
See Specifications Schedule 3
Item 2 Price Price ex taxes and charges.
See Pricing Schedule 2
Item 3 Date for Delivery From the date the Buyer receives payment of the first payment (deposit).
Item 4 Delivery Location FOB lncoterms 2020 ex works Shanghai, China
Item 5 Jurisdiction Singapore
Item 6 Warranty Period 1 year from the Date of Delivery, or as specified per order
Item 7 Address for Warranty Rm 302-309, 3F, Building A. Huada Road, New claims Environmentally Materials Industrial Park, Jingang Town, Zhangjiagang City, Jiangsu, China
Attention: Jack Zhang Item 8 Service Location Shanghai, China Item 9 Customs and import Responsibility of the Buyer. Item 10 Service of Notices The Seller:
Address: Rm 302-309, 3F, Building A. Huada Road, New Environmentally Materials Industrial Park, Jingang Town, Zhangjiagang City, Jiangsu, China
Email: jack.zhang@horizonfuelcell.com
The Buyer:
Address: 10 Carriage Street, Building C, Honeoye Falls, NY 14472, USA
Email: craig.knight@hyzonmotors.com
Item 11 Seat of the arbitration Singapore.
Item 12 Limit of liability 100% of the Price.

SCHEDULE 2 PRICING SCHEDULE
Prices are quoted in USD, excluding all local or international taxes, duties and transportation charges, delivered as ex works Shanghai, China.
May be provided by Horizon from time to time, and is valid if mutually agreed between the parties.
Payment terms
Two payment milestones are agreed:
1) Payment of 50% deposit to be invoiced upon receipt of a Purchase Order; and
2) Payment of 50% balance on proof of shipment.

SCHEDULE 3 SPECIFICATIONS
Product specifications included on an order by order basis.